UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2017

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 3, 2017, Clovis Oncology, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 5,000,000 shares of common stock, par value $0.001 per share, of the Company. The offering price to the public was $41.00 per share, and the Underwriters agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $38.54 per share. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 750,000 shares of common stock. On January 4, 2017, the Underwriters exercised their option to purchase the additional shares in full.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The offering closed on January 9, 2017.

The net proceeds to the Company from the offering were approximately $221.1 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-215400), previously filed with the Securities and Exchange Commission, and the prospectus supplement thereunder.

The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Willkie Farr & Gallagher LLP relating to the legality of the issuance and sale of the shares is attached as Exhibit 5.1 hereto.

Item 8.01	Other Events.

On January 3, 2017, the Company issued a press release announcing the commencement of the offering. On January 3, 2017, the Company issued a press release announcing the pricing of the offering. On January 4, 2017 the Company issued a press release announcing the Underwriters’ exercise of their option to purchase additional shares. The press releases are attached as Exhibits 99.1, 99.2 and 99.3 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 3, 2017

5.1	Opinion of Willkie Farr & Gallagher LLP

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 3, 2017

99.2	Press Release, dated January 3, 2017

99.3	Press Release, dated January 4, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOVIS ONCOLOGY, INC.

January 9, 2017	By:	/s/ Paul Gross
	Name:	Paul Gross
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 3, 2017

5.1	Opinion of Willkie Farr & Gallagher LLP

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

99.1	Press Release, dated January 3, 2017

99.2	Press Release, dated January 3, 2017

99.3	Press Release, dated January 4, 2017